UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2002

SCHUFF INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22715	86-1033353

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

1841 West Buchanan Street, Phoenix, Arizona 85009

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (602) 252-7787

Item 4. Changes in Registrant’s Certifying Accountant.

         On May 30, 2002, the Board of Directors of Schuff International, Inc. (the “Company”) voted unanimously to adopt the recommendation of its Audit Committee to dismiss Ernst & Young LLP (“E&Y”) as the Company’s independent auditors, and voted unanimously to elect Deloitte & Touche LLP as the Company’s independent auditors effective upon completion of the customary client acceptance procedures of Deloitte & Touche LLP. Pursuant to Item 304(a)(1) of Regulation S-K, the Company discloses the following information:

(i)	E&Y was dismissed as the Company’s independent auditors on June 3, 2002.

(ii)	E&Y’s reports on the Company’s financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The decision to dismiss E&Y was recommended by the Audit Committee and approved unanimously by the Board of Directors of the Company.

(iv)	During the years ended December 31, 2001 and 2000 and the subsequent interim period preceding the dismissal of E&Y on June 3, 2002, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

(v)	During the last two fiscal years and the subsequent interim period through June 3, 2002, the Company has not consulted with Deloitte & Touche LLP regarding the application of accounting principles to a specific completed or contemplated transaction nor the type of audit opinion that might be rendered on the Company’s financial statements.

(vi)	The Company has provided E&Y with a copy of the foregoing statements and has requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 3, 2002.

99.1	Press release dated June 5, 2002 of Schuff International, Inc.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHUFF INTERNATIONAL, INC.,

a Delaware corporation

Date: June 5, 2002	By: /s/ Scott A. Schuff

Scott A. Schuff

President and Chief Executive Officer

Exhibit Index

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 3, 2002.

99.1	Press release dated June 5, 2002 of Schuff International, Inc.